Exhibit 10.2

COLLATERAL AND GUARANTY AGREEMENT

among

PENNYMAC FINANCIAL SERVICES, INC.,
as Holdings,

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,
as Borrower,

CERTAIN OTHER SUBSIDIARIES OF PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC FROM TIME TO TIME PARTY HERETO,

and

CREDIT SUISSE AG,
as COLLATERAL AGENT

Dated as of December 30, 2015

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS

ARTICLE 2
SECURITY INTERESTS

Section 2.01.	Grant of Security Interests	6

ARTICLE 3
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.	Necessary Filings	7
Section 3.02.	No Liens	7
Section 3.03.	Other Financing Statements	7
Section 3.04.	Chief Executive Office, Record Locations	7
Section 3.05.	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; Etc.	8
Section 3.06.	Certain Significant Transactions	8
Section 3.07.	Recourse	8

ARTICLE 4
SPECIAL PROVISIONS CONCERNING SPECIFIED CONTRACT RIGHTS;
INSTRUMENTS AND CERTAIN OTHER COLLATERAL

Section 4.01.	Collection	9
Section 4.02.	Instruments	9
Section 4.03.	Assignors Remain Liable Under Specified Contracts	9

ARTICLE 5
PROVISIONS CONCERNING ALL COLLATERAL

Section 5.01.	Protection of Collateral Agent’s Security	9
Section 5.02.	Further Actions	10
Section 5.03.	Financing Statements	10

ARTICLE 6
REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

Section 6.01.	Remedies; Obtaining the Collateral Upon an Event of Default	10
Section 6.02.	Remedies; Disposition of the Collateral	12
Section 6.03.	Waiver of Claims	13
Section 6.04.	Application of Proceeds	13

i

ii

Schedule 1	Chief Executive Office; Location
Schedule 2	Legal Names; Type of Organization; Jurisdiction; Organizational Identification Numbers; Federal Employer Identification Numbers
Schedule 3	Specified Contracts
Schedule 4	Specified Deposit Accounts

iii

COLLATERAL AND GUARANTY AGREEMENT

COLLATERAL AND GUARANTY AGREEMENT (this “Agreement”), dated as of December 30, 2015, made by and among each of the undersigned assignors (each, an “Assignor”, and together with any other entity that becomes an assignor hereunder pursuant to Section 9.12 hereof, the “Assignors”), each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 10.19, collectively, the “Guarantors”) in favor of CREDIT SUISSE AG, as collateral agent (together with any successor collateral agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article 1 hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

WITNESSETH:

WHEREAS, Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (together with any successor administrative agent, the “Administrative Agent”) and Collateral Agent, have entered into a Credit Agreement, dated as of December 30, 2015 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower, as contemplated therein (the Lenders, the Administrative Agent and the Collateral Agent are herein called the “Secured Creditors”);

WHEREAS, each Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described (and defined) herein;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that each Assignor and each Guarantor shall have executed and delivered to the Collateral Agent this Agreement;

WHEREAS, each Guarantor other than Holdings is a direct or indirect Wholly-Owned Domestic Subsidiary of the Borrower; and

WHEREAS, each Assignor and each Guarantor will obtain benefits from the incurrence of Loans by the Borrower under the Credit Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the second preceding paragraph and to induce the Lenders to make Loans to the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor and each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Assignor and each Guarantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with each other Assignor, each other Guarantor and the Collateral Agent for the benefit of the Secured Creditors as follows:

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Article 1
Definitions

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Adjusted Net Worth” shall have the meaning provided in Section 10.16 of this Agreement.

“Aggregate Deficit Amount” shall have the meaning provided in Section 10.16 of this Agreement.

“Aggregate Excess Amount” shall have the meaning provided in Section 10.16 of this Agreement.

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower” shall have the meaning provided in the recitals of this Agreement.

“Collateral” shall have the meaning provided in Section 2.01(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contingent Secured Obligation” shall mean, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any such Secured Obligation that is:

(i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

(ii) any other obligation (including any guarantee) that is contingent in nature at such time; or

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(iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Contribution Percentage” shall have the meaning provided in Section 10.16 of this Agreement.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Deposit Account” shall mean any “deposit account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Document” shall mean any “document” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Excluded Swap Obligation” shall mean, with respect to any Assignor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Assignor of, or the grant by such Assignor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Assignor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Assignor or the grant of such security interest, as applicable, becomes effective or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Guarantor” shall have the meaning provided in the first paragraph of this Agreement.

“Guaranty” shall have the meaning provided in Section 10.01(a) of this Agreement.

“Indemnitee” shall have the meaning provided in Section 7.01(a) of this Agreement.

“Instrument” shall mean any “instrument” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

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“Net Worth” shall have the meaning provided in Section 10.16 of this Agreement.

“Non Contingent Secured Obligation” shall mean at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

“Primary Obligations” shall have the meaning provided in Section 6.04(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 6.04(b) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Qualified ECP Guarantor” shall have the meaning provided in Section 10.01(a) of this Agreement.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Relevant Payment” shall have the meaning provided in Section 10.16 of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 6.04(b) of this Agreement.

“Secured Creditors” shall have the meaning provided in the recitals of this Agreement.

“Secured Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Loans, obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, receivership, reorganization or similar proceeding of any Assignor (or which would accrue but for the operation of applicable bankruptcy or insolvency laws) at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed or allowable in any such proceeding), fees, costs and indemnities) of such Assignor to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Credit Document;

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(ii) any and all sums advanced by the Collateral Agent in order to (x) preserve the Collateral or preserve its security interest in the Collateral or (y) cure any default or violation of any Specified Contract or approval of any Governmental Authority;

(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Assignor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 7.01 of this Agreement;

it being acknowledged and agreed that the “Secured Obligations” shall (a) include extensions of credit of the types described above, whether extended on the date of this Agreement or extended from time to time after the date of this Agreement and (b) exclude Excluded Swap Obligations.

“Security Agreement Supplement” shall mean a Security Agreement Supplement, in form and substance reasonably acceptable to the Collateral Agent, signed and delivered to the Collateral Agent for the purpose of adding an Assignor as a party hereto pursuant to Section 9.12.

“Specified Contract” shall mean each contract listed on Schedule 3 hereto.

“Specified Contract Rights” shall mean all economic rights of any Assignor under each Specified Contract, including, without limitation, any and all rights to receive and demand payments under any or all Specified Contract.

“Specified Deposit Account” shall mean each Deposit Account listed on Schedule 4 hereto.

“Swap” shall mean any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a (47) of the Commodity Exchange Act, including any Interest Rate Protection Agreement or any Other Hedging Agreement.

“Swap Obligation” shall mean, with respect to any Assignor, any obligation to pay or perform under any Swap.

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“Termination Date” shall have the meaning provided in Section 9.08(a) of this Agreement.

“Transmitting Utility” shall have the meaning given such term in Section 9 102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral (or the exercise of any remedy with respect thereto) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority (or the exercise of such remedy) and for purposes of definitions relating to such provisions.

Article 2
Security Interests

Section 2.01. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Secured Obligations, each Assignor does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title, interest, powers, remedies, privileges and other benefits of such Assignor in, to and under all of the following personal property (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired and wherever located:

(i) all Specified Contract Rights;

(ii) all Specified Deposit Accounts maintained by such Assignor with any Person and all monies deposited or required to be deposited in the foregoing;

(iii) all Documents related to a Specified Deposit Account or Specified Contract Right;

(iv) all Instruments related to a Specified Contract Right; and

(v) all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”);

(b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

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Article 3
General Representations, Warranties and Covenants

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

Section 3.01. Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby have been accomplished as of the Closing Date, subject to, with respect to the Specified Deposit Accounts, the execution of deposit account control agreements, and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates or will create, as of the applicable date, a valid and, together with all such filings, registrations, recordings and other actions, perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (in each case, other than Permitted RC Asset Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by control (within the meaning of the UCC as in effect on the date hereof in the State of New York) or by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction, in each case other than as otherwise permitted by this Agreement or the Credit Agreement.

Section 3.02. No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all of its Collateral free from any Lien of any Person (other than Permitted RC Asset Liens), and such Assignor shall defend such Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent (other than Collateral sold to a Person that is not an Assignor in compliance with the Credit Agreement and the other Credit Documents).

Section 3.03. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted RC Asset Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted RC Asset Liens.

Section 3.04. Chief Executive Office, Record Locations. The chief executive office and Location of such Assignor is, on the date of this Agreement, located at the address indicated on Schedule 1 hereto for such Assignor. During the period of the five years preceding the date of this Agreement, the chief executive office or Location of such Assignor has not been located at any address other than that indicated on Schedule 1 in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Schedule 1 hereto for such Assignor.

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Section 3.05. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; Etc. The exact legal name of each Assignor, the type of organization of such Assignor, the jurisdiction of organization of such Assignor, the organizational identification number (if any) of such Assignor, and the Federal Employer Identification Number (if any) of such Assignor is listed on Schedule 2 hereto for such Assignor. No Assignor is a Transmitting Utility or a Registered Organization. No Assignor shall change its legal name, its type of organization, its jurisdiction of organization, its status as a Person that is not a Registered Organization or a Transmitting Utility, or its Location from that listed on Schedule 1 or Schedule 2 hereto, as the case may be, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Credit Documents and so long as same do not involve such Assignor changing its jurisdiction of organization from the United States or a State thereof to a jurisdiction of organization outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent written notice of each change no more than thirty (30) days following the date of such change to the information listed on Schedule 1 or Schedule 2 (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule 1 or Schedule 2, as applicable, which shall correct all information contained therein for such Assignor (it being understood that on and after March 14, 2016, each Assignor’s chief executive office and Location will be 3043 Townsgate Rd., Westlake Village, CA 91361 and no such notice to the Collateral Agent shall be required with respect to such change) and (ii) in connection with such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent.

Section 3.06. Certain Significant Transactions. During the two-year period preceding the date of this Agreement, no Person has merged or consolidated with or into any Assignor, and no Person has liquidated into, or transferred all or substantially all of its assets to, any Assignor.

Section 3.07. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein and in the other Credit Documents.

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Article 4
Special Provisions Concerning Specified Contract Rights;
Instruments and Certain Other Collateral

Section 4.01. (a) Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the obligor under any Specified Contract, as and when due any and all amounts owing under or on account of such Specified Contract (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), and apply forthwith upon receipt thereof all such amounts as are so collected under such Specified Contract.

(b) In accordance with its reasonable business judgment (to be determined by such Assignor in good faith), at each applicable Assignor’s sole cost and expense, such Assignor will appear in and defend any action or proceedings arising under, growing out of or in any manner connected with any Specified Contract Right of such Assignor.

Section 4.02. Instruments. If any Assignor owns or acquires any Instrument constituting Collateral with a principal amount in excess of $500,000 (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will promptly (and in any event within 30 days) following written request by the Collateral Agent notify the Collateral Agent thereof, and if an Event of Default has occurred and is continuing, upon written request by the Collateral Agent, will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

Section 4.03. Assignors Remain Liable Under Specified Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Specified Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Specified Contract, except to the extent that the failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Specified Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Specified Contract pursuant hereto.

Article 5
Provisions Concerning All Collateral

Section 5.01. Protection of Collateral Agent’s Security. Except as otherwise permitted by the Credit Documents, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral in any material respect. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Credit Agreement. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Credit Documents, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 6.04 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be for any reason whatsoever unavailable to such Assignor.

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Section 5.02. Further Actions. Each Assignor will, at its own expense and upon the reasonable written request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, schedules, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to (i) perfect, preserve or protect its security interest in the Collateral, (ii) enable the Collateral Agent and the Secured Creditors to obtain the full benefits of the Credit Documents, or (iii) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Assignor’s Collateral.

Section 5.03. Financing Statements. Each Assignor agrees to deliver to the Collateral Agent (and, if required, execute) such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request in writing or as are reasonably necessary in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor authorizes the Collateral Agent to file in the jurisdiction of such Assignor’s Location and in the jurisdiction of such Assignor’s organization any initial financial statement or amendments thereto. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.

Article 6
Remedies Upon Occurrence of an Event of Default

Section 6.01. Remedies; Obtaining the Collateral Upon an Event of Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement or any other Credit Document, shall have all rights as a secured creditor under any UCC (whether or not in effect in the jurisdiction where such rights are exercised), and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and, without limiting the foregoing, may:

(a) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the obligors with respect to the Specified Contract Rights) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

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(b) deliver a notice of exclusive control to any depository banks and/or securities intermediaries which have entered into a control agreement with the Collateral Agent and otherwise exercise dominion and control over the Specified Deposit Accounts for which the Collateral Agent has control;

(c) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.02 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(d) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(e) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 6.04; and

(f) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607(a) of the UCC, to the extent applicable;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents. The Secured Creditors further agree that this Agreement may not be enforced against any director, officer, employee, partner, member, stockholder or agent of any Assignor unless such Person is also an Assignor. It is understood and agreed that the agreement in this Section 6.01 is among and solely for the benefit of the Secured Creditors and that, if the Required Lenders so agree (without requiring the consent of any Assignor), this Agreement may be directly enforced by any Secured Creditor.

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Section 6.02. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral or any portion thereof repossessed by the Collateral Agent under or pursuant to Section 6.01 hereof and any other Collateral or any portion thereof whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, for cash, on credit or for future delivery at such time or times, at such place or places (including, without limitation, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere), at such price or prices and on such other terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Secured Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 6.02 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law and such notice shall be deemed reasonable and proper if given in writing at least ten (10) days before such disposition. Upon any sale or other disposition of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under judicial proceeding), the receipt of the Collateral Agent or of the officer making such sale or disposition shall be sufficient discharge to the purchaser or purchasers of the Collateral so sold or disposed and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition. If the Collateral Agent sells any of the Collateral upon credit, the Assignors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with Section 6.04 hereof. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

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Section 6.03. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW (INCLUDING SECTION 9-602 OF THE UCC), NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law (including Section 9-602 of the UCC):

(a) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence, bad faith, willful misconduct or material breach of the Collateral Agent’s obligations under this Agreement or any other Credit Document (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder including, to the maximum extent permitted by law, any claim against any Secured Creditor arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree; and

(c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

Section 6.04. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, the pledgee or collateral agent under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

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(i) first, to the payment of all amounts owing to the Collateral Agent of the type described in clauses (ii), (iii) and (iv) of the definition of “Secured Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary Obligations in respect of interest (including post-petition interest) shall be paid to the Secured Creditors as provided in Section 6.04(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations in respect of interest (including post-petition interest) or, if the proceeds are insufficient to pay in full all such Primary Obligations in respect of interest (including post-petition interest), its Pro Rata Share of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to preceding clause (i) and (ii), an amount equal to the outstanding remaining Primary Obligations shall be paid to the Secured Creditors as provided in Section 6.04(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding remaining Primary Obligations or, if the proceeds are insufficient to pay in full all such remaining Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 6.04(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 9.08(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

Notwithstanding the foregoing, no amounts received from any Assignor shall be applied to any Excluded Swap Obligations of such Assignor. In making payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 6.04(f). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Creditor of any amount distributed to it.

(b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations (or relevant portion thereof) or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations (or relevant portion thereof) or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean all principal of, premium and interest on, all Loans and all Fees (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (z) “Secondary Obligations” shall mean all Secured Obligations other than Primary Obligations and Secured Obligations paid pursuant to (a)(i) hereof.

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(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 6.04 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 6.04(d), be payable pursuant to Section 6.04(a) in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable. If the holder of such Contingent Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Cash Equivalents. All such monies and Cash Equivalents and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 6.04(d) rather than Section 6.04(a). The Collateral Agent will hold all such monies and Cash Equivalents and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Creditor will apply the amount so held in trust to pay such Non Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 6.04(a) (i.e., clause second, third or fourth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 6.04(a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 6.04(d) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 6.04(a).

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(e) All payments required to be made hereunder shall be made to the Collateral Agent for the account of the Secured Creditors.

(f) For all purposes of the Credit Documents, including, without limitation, for purposes of applying payments received in accordance with this Section 6.04, determining the amounts of the Secured Obligations, the Primary Obligations and the Secondary Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Credit Document, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent (who shall be entitled to rely on its own records) for information as to the Secured Creditors, their Secured Obligations (including the outstanding amount of their Primary Obligations and Secondary Obligations) and actions taken by them and (ii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources. The Administrative Agent and the Borrower agree (or shall agree) to provide upon written request of the Collateral Agent, such information. Unless it has received written notice from a Secured Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

(g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

Section 6.05. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Credit Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

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Section 6.06. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

Article 7
Indemnity

Section 7.01. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 7.01 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable and documented costs, expenses or disbursements (but limited, with respect to legal expenses, to the reasonable and documented fees, disbursements and other charges of one single firm of primary counsel, one firm of special counsel and one additional firm of local counsel for each applicable jurisdiction for all similarly situated Indemnitees) (for the purposes of this Section 7.01 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Credit Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of any thereof, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable); provided that no Indemnitee shall be indemnified pursuant to this Section 7.01(a) for losses, damages or liabilities to the extent caused by the gross negligence, bad faith, willful misconduct or material breach of such Indemnitee’s obligations under this Agreement, or from a dispute solely among Indemnitees (other than any such dispute against any Person acting in its capacity as an “agent” hereunder, as to which such indemnity shall apply) at a time when the Assignors have not breached their obligations hereunder in any material respect (as determined by a court of competent jurisdiction in a final and non-appealable decision).

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(b) Without limiting the application of Section 7.01(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable and documented fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all reasonable and documented fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable and documented fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral (but limited, with respect to legal expenses, to the reasonable and documented fees, disbursements and other charges of one single form of primary counsel, one firm of special counsel and one additional firm of local counsel for each applicable jurisdiction).

Section 7.02. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article 7 shall continue in full force and effect notwithstanding the occurrence of the Termination Date.

Article 8
Power of Attorney

Section 8.01. Power of Attorney. Each Assignor hereby constitutes and appoints (which appointment is coupled with an interest) the Collateral Agent its true and lawful attorney, irrevocably, with full power of substitution, for the sole use and benefit of the Secured Creditors, but at the Assignors’ expense, at any time and from time to time after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise), to the extent permitted by law to exercise all or any of the following powers with respect to all or any of such Assignor’s Collateral: (a) to act, require, demand, sue for, collect, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, (b) to endorse any checks or other instruments or orders in connection therewith,(c) to file any claims or take any action or institute, settle, compromise, compound or defend any proceedings with respect thereto which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors,(d) to sell, lease, license or otherwise dispose of any Collateral or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and (e) to extend the time of payment for any or all thereof and to make any allowance or other adjustment with reference thereto.

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Article 9
Miscellaneous

Section 9.01. Notices. Each notice, request or other communication given hereunder shall be given in accordance with Section 9.01 of the Credit Agreement and shall be addressed, (a) if to the Borrower, the Collateral Agent or any other Secured Creditor, to such address as such Person shall have specified in the Credit Agreement and (b) if to any Assignor other than the Borrower, in the care of the Borrower to such address as the Borrower shall have specified in the Credit Agreement, or in each case to such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

Section 9.02. Waiver; Amendment. Except as provided in Sections 9.08 and 9.12, none of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (it being understood that the addition or release of any Assignor hereunder shall not constitute a change, waiver, discharge or termination affecting any Assignor other than the Assignor so added or released) and the Collateral Agent (with the written consent of the Required Lenders or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Credit Agreement).

Section 9.03. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by,(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document; or (c) any amendment to or modification of any Credit Document or any security for any of the Secured Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

Section 9.04. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect, subject to release and/or termination as set forth in Section 9.08, (b) be binding upon each Assignor, its successors and assigns; provided, however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the written consent of the Required Lenders or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Credit Agreement), and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors or on their behalf.

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Section 9.05. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement

.Section 9.06. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). EACH ASSIGNOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT; PROVIDED THAT SUIT FOR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY SUCH NEW YORK STATE OR FEDERAL COURT MAY BE BROUGHT IN ANY OTHER COURT OF COMPETENT JURISDICTION. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS AGAINST ANY ASSIGNOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

Section 9.07. Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

Section 9.08. Termination; Release. (a) After the Termination Date, this Agreement shall immediately and automatically terminate (provided that all indemnities set forth herein including, without limitation in Section 7.01 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly release from the security interest created hereby and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which all Commitments under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full in cash and all Secured Obligations (other than contingent indemnification and cost reimbursement obligations for which no claim has been made) then due and payable have been paid in full in cash.

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) at any time prior to the Termination Date, in connection with a sale or disposition not prohibited by the Credit Agreement or is otherwise released at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Credit Agreement), and, in the case of a sale or disposition, the proceeds from such sale or disposition are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Guarantor from the Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement without any further action hereunder and the Collateral Agent is authorized and directed to execute and deliver such instruments of release as provided in this Section 9.08(b) Section 9.08(b). The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Assignor by it in accordance with (or which the Collateral Agent believes in good faith to be in accordance with) this Section 9.08(b).

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(c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 9.08(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 9.08(a) or (b). At any time that the Borrower or the respective Assignor desires that a Subsidiary of the Borrower which has been released from the Guaranty be released hereunder as provided in the last sentence of Section 9.08(b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of the Borrower and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 9.08(b).

Section 9.09. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other form of electronic transmission) and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

Section 9.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11. The Collateral Agent and the Other Secured Creditors. (a) The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article 8 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article 8 of the Credit Agreement.

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(b) Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence, bad faith or willful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any security interest granted herein, whether impaired by operation of law or by reason of any action or omission to act on its part under any Credit Document.

Section 9.12. Additional Assignors. It is understood and agreed that any Guarantor that desires to become an Assignor hereunder, or is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Agent or by executing a Security Agreement Supplement and delivering same to the Collateral Agent, (y) delivering supplements to Schedules 1 and 2 hereto as are necessary to cause such Schedules to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

Article 10
Guaranty

Section 10.01. Guaranty. (a) Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety (with respect to each Guarantor, its “Guaranty”) to the Secured Creditors the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (y) all other obligations (other than Excluded Swap Obligations) (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Secured Creditors under each Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees, expenses and interest thereon (including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, receivership, reorganization or similar proceeding of any Guarantor (or which would accrue but for the operation of applicable bankruptcy or insolvency laws) at the rate provided for in the Credit Agreement, whether or not such interest is an allowed or allowable claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions, covenants and agreements contained in all such Credit Documents and (z) any renewals, refinancings or extensions of any of all the foregoing (all such principal, premium, interest, liabilities, indebtedness and other obligations being herein collectively called the “Guaranteed Obligations”).

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As used herein, the term “Guaranteed Party” shall mean Holdings, the Borrower and each Subsidiary of the Borrower. As used herein, the term “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest, as applicable, becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower or any other Guaranteed Party, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty is a guaranty of prompt payment and performance and not of collection.

(b) Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence in respect of the Borrower or any other Guaranteed Party of any of the events specified in Section 7.01(e) of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand.

Section 10.02. Liability of Guarantors Absolute. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever until the occurrence of the Termination Date, to the extent permitted under applicable law, including, without limitation: (a) any direction as to application of payment by the Borrower, any other Guaranteed Party or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any other Guaranteed Party, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 10.05, (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor, (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Guaranteed Obligation by operation of law or otherwise, (j) any modification or amendment of or supplement to the Credit Agreement or any other Credit Document, (k) any release, impairment, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation, (l) any change in the corporate existence, structure or ownership of the Borrower, any Guarantor or any other Person or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor or any other Person or its assets or any resulting release or discharge of any Guaranteed Obligation, (m) the existence of any claim, set-off or other rights which a Guarantor may have at any time against the Borrower, any other Guarantor, the Secured Creditors or any other entity, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim, (n) any invalidity or unenforceability relating to or against the Borrower or any other Person for any reason of the Credit Agreement or any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of principal, premium or interest on any loan made pursuant to, or any other amount payable pursuant to the Credit Agreement or any other Credit Document, or (o) any other act or omission to act or delay of any kind by the Borrower, any other Guaranteed Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

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Section 10.03. Obligations of Guarantors Independent. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Guaranteed Obligations, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor of the Guaranteed Obligations, the Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor of the Guaranteed Obligations, the Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

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Section 10.04. Waivers by Guarantors. (a) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability which becomes part of the Guaranteed Obligations, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations, the Borrower or any other Guaranteed Party) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

(b) Each Guarantor waives any right to require the Secured Creditors to: (i) proceed against the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party (other than (w) payment in full in cash of the Guaranteed Obligations, (y) for failure to provide any notice required to be delivered to the Guarantors pursuant to the Credit Documents or applicable law, (x) that an Event of Default does not exist or (z) that no Guaranteed Obligations are yet due and payable), including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed Obligations (other than contingent indemnification and cost reimbursement obligations for which no claim has been made). The Secured Creditors may, at their election, foreclose on any collateral serving as security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash (other than contingent indemnification and cost reimbursement obligations for which no claim has been made). Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guaranteed Party, any other guarantor of the Guaranteed Obligations or any other party or any security.

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(c) Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of the Borrower’s, each other Guaranteed Party’s and each other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from the Borrower, each other Guaranteed Party and each other Guarantor on an ongoing basis information relating thereto and the Borrower’s, each other Guaranteed Party’s and each other Guarantor’s ability to pay and perform its respective Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that (x) the Secured Creditors shall have no obligation to investigate the financial condition or affairs of the Borrower, any other Guaranteed Party or any other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of the Borrower, any other Guaranteed Party or any other Guarantor that might become known to any Secured Creditor at any time, whether or not such Secured Creditor knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

(d) Each Guarantor hereby acknowledges and agrees that no Secured Creditor nor any other Person shall be under any obligation (i) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any Guaranteed Party under the Credit Documents or the obligation of such Guarantor hereunder or (ii) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.

(e) Each Guarantor warrants and agrees that each of the waivers set forth in Section 10.03 and in this Section 10.04 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

Section 10.05. Rights of Secured Creditors. Subject to Section 10.04 and 10.14 hereof, any Secured Creditor or the Collateral Agent (as applicable) may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations or liabilities of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

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(a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b) exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of the Borrower or others or otherwise act or refrain from acting;

(c) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower, any other Guaranteed Party or other obligors;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guaranteed Party to creditors of the Borrower or such other Guaranteed Party other than the Secured Creditors;

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Borrower or such other Guaranteed Party remain unpaid;

(f) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements;

(g) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(h) take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Credit Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations (other than contingent indemnification and cost reimbursement obligations for which no claim has been made).

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Section 10.06. Continuing Guaranty. This Guaranty is a continuing one, shall be binding on each Guarantor and its successors and assigns, and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.07. Release of Guaranty. The Guarantors’ obligations hereunder shall be released immediately and automatically on the Termination Date. If at any time any payment of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 10.08. Subordination of Indebtedness held by Guarantors. Any indebtedness or other obligations of the Borrower or any other Guaranteed Party now or hereafter held by, or owing to, any Guarantor is hereby subordinated to the indebtedness and other obligations of the Borrower or such other Guaranteed Party held by, or owing to, the Secured Creditors; and such indebtedness and other obligations of the Borrower or such other Guaranteed Party held by, or owing to, any Guarantor, if the Administrative Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests in writing, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness and other obligations of the Borrower or such other Guaranteed Party to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness or other obligations of the Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until the Termination Date has occurred; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the occurrence of the Termination Date, such amount shall be held in trust for the benefit of the Secured Creditors and shall forthwith be paid to the Secured Creditors to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents or, if the Credit Documents do not provide for the application of such amount, to be held by the Secured Creditors as collateral security for any Guaranteed Obligations thereafter existing.

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Section 10.09. Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all Guaranteed Obligations otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent.

Section 10.10. Representations, Warranties and Covenants of Guarantors. In order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, each Guarantor represents, warrants and covenants that:

(a) such Guarantor (i) is a duly organized and validly existing Company, in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, except to the extent all failures with respect to the foregoing clauses (i), (ii) and (iii) could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) such Guarantor has the Company power and authority to execute, deliver and perform its obligations under this Guaranty and each other Credit Document to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document;

(c) such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

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(d) neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) except as would not reasonably be expected to have a Material Adverse Effect, contravene or violate any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) except as would not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any portion of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of incorporation, by-laws, partnership agreement or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Guarantor or any of its Subsidiaries;

(e) except as could not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests or liens created under the Security Documents), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, such Guarantor to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party;

(f) there are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened in writing (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

(g) until the occurrence of the Termination Date, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Articles 5 and 6 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken under Articles 5 and 6 of the Credit Agreement so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries; and

(h) an executed (or conformed) copy of each of the Credit Documents has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

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Section 10.11. Expenses. The Guarantors hereby jointly and severally agree to pay all reasonable invoiced out-of-pocket costs and expenses of the Collateral Agent, the Administrative Agent and each other Secured Creditor in connection with the enforcement of this Guaranty and the protection of the Secured Creditors’ rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable invoiced fees and disbursements of counsel employed by the Collateral Agent, the Administrative Agent and each other Secured Creditor), in each case solely to the extent required under and on the terms set forth in Section 9.05 of the Credit Agreement.

Section 10.12. Benefit and Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

Section 10.13. Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Creditor is hereby authorized at any time and from time to time, except to the extent prohibited by law, without presentment, demand, protest or other notice of any kind to any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of any Guarantor (for the avoidance of doubt, excluding any deposits held by such Guarantor in a custodial account for the benefit of a third party) against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement and other Credit Documents held by such Secured Creditor, irrespective of whether or not such Secured Creditor shall have made any demand under this Agreement or such other Credit Document and although such obligations may be unmatured. The rights of each Secured Creditor under this Section 10.13 are in addition to other rights and remedies (including other rights of setoff) which such Secured Creditor may have. Each Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 10.13 are subject to the sharing and Defaulting Lender provisions set forth in Sections 2.18 and 2.22 of the Credit Agreement.

Section 10.14. Reinstatement. If any claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Borrower or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or any other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

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Section 10.15. Release of Liability of Guarantor. In the event that any of the Guarantors (other than Holdings) ceases to be a Subsidiary or becomes an Excluded Subsidiary (or a release of a Guarantor has been approved in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Credit Agreement)), such Guarantor shall, upon ceasing to be a Subsidiary or becoming an Excluded Subsidiary or the effectiveness of such approval, be released from this Guaranty and all obligations hereunder immediately and automatically and without further action and this Guaranty and all obligations hereunder shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect.

Section 10.16. Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Termination Date has occurred, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 10.16 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 10.16: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty pursuant to Section 10.15 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 10.16, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 10.16, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until the occurrence of the Termination Date. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

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Section 10.17. Limitation on Guaranteed Obligations. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement (including any rights of contribution provided for pursuant to this Guaranty) providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

Section 10.18. Payments. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Section 2.19 of the Credit Agreement.

Section 10.19. Additional Guarantors. It is understood and agreed that any Wholly-Owned Domestic Subsidiary of Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by (x) executing a counterpart hereof and delivering same to the Administrative Agent or executing an assumption agreement and delivering same to the Administrative Agent, in each case as may be requested by (and in form and substance reasonably satisfactory to) the Administrative Agent and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken to the reasonable satisfaction of the Administrative Agent.

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Section 10.20. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.20, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date and the repayment, satisfaction or discharge of all other Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 10.20 constitute, and this Section 10.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act..

[Remainder of this page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

PENNYMAC FINANCIAL SERVICES, INC.,
as an Assignor and a Guarantor

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,
as an Assignor

PNMAC CAPITAL MANAGEMENT, LLC,
as an Assignor and a Guarantor

PENNYMAC LOAN SERVICES, LLC,
as an Assignor and a Guarantor

PNMAC OPPORTUNITY FUND ASSOCIATES, LLC, as an Assignor and a Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

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Accepted and Agreed to:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

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Schedule 1

Chief Executive Office; Location

Entity	Chief Executive Office[1]	Prior Chief Executive Office
Private National Mortgage Acceptance Company, LLC	6101 Condor Drive, Moorpark, CA 93021	27001 Agoura Road, Suite 350 Calabasas, CA 91301
PennyMac Financial Services, Inc.	6101 Condor Drive, Moorpark, CA 93021	N/A
PNMAC Capital Management, LLC	6101 Condor Drive, Moorpark, CA 93021	27001 Agoura Road, Suite 350 Calabasas, CA 91301
PennyMac Loan Services, LLC	6101 Condor Drive, Moorpark, CA 93021	27001 Agoura Road, Suite 350 Calabasas, CA 91301
PNMAC Opportunity Fund Associates, LLC	6101 Condor Drive, Moorpark, CA 93021	27001 Agoura Road, Suite 350 Calabasas, CA 91301

__________

1 On and after March 14, 2016, each Assignor’s chief executive office and Location will be 3043 Townsgate Rd., Westlake Village, CA 91361.

Schedule 2

Legal Names; Type of Organization; Jurisdiction;
Organizational Identification Numbers; Federal Employer Identification Numbers

Entity Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Federal Employer Identification Number
Private National Mortgage Acceptance Company, LLC	Limited liability company	Delaware	4487034	26-1740587
PennyMac Financial Services, Inc.	Corporation	Delaware	5268014	80-0882793
PNMAC Capital Management, LLC	Limited liability company	Delaware	4522817	26-2350644
PennyMac Loan Services, LLC	Limited liability company	Delaware	4509384	26-2049351
PNMAC Opportunity Fund Associates, LLC	Limited liability company	Delaware	4522814	26-3052222

Schedule 3

Specified Contracts

•	Amended and Restated Management Agreement by and among PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC dated as of February 1, 2013

•	Investment Management Agreement by and between PNMAC Mortgage Opportunity Fund Investors, LLC and PNMAC Capital Management, LLC dated August 1, 2008

•	Investment Management Agreement by and between PNMAC Mortgage Opportunity Fund, L.P. and PNMAC Capital Management, LLC dated as of August 1, 2008 (and amended and restated May 26, 2011)

•	Limited Partnership Agreement of PNMAC Mortgage Opportunity Fund, L.P. dated as of August 1, 2008

Schedule 4

Specified Deposit Accounts

Entity	Account Number	Depositary Bank
Private National Mortgage Acceptance Company, LLC	XXXXXX2561	Bank of America, N.A.
PennyMac Financial Services, Inc.	XXXXXX3411	Bank of America, N.A.
PNMAC Capital Management, LLC	XXXXXX7808	Bank of America, N.A.
PennyMac Loan Services, LLC	XXXXXX4258	Bank of America, N.A.
PennyMac Loan Services, LLC	XXXX5974	City National Bank